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                                                                    EXHIBIT 4.58



                         HORSESHOE GAMING HOLDING CORP.

                                 THIRD AMENDMENT

                               TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of January 20, 2000 and entered into by and among HORSESHOE GAMING HOLDING CORP, a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), DLJ CAPITAL FUNDING, INC., as Syndication Agent (the "Syndication Agent") and CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent (the "Administrative Agent"), and is made with reference to that certain Credit Agreement dated as of June 30, 1999 (as amended by the First Amendment and the Second Amendment described below, the "CREDIT AGREEMENT"), by and among Company, Lender, Syndication Agent and Administrative Agent, as amended by that certain First Amendment to Credit Agreement dated as of November 18, 1999 and that certain Second Amendment to Credit Agreement dated as of November 30, 1999. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

         WHEREAS, Company and Lenders desire to amend the Credit Agreement to amend the definition of "Ships";

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

         1.1 AMENDMENTS TO SECTION 1: PROVISIONS RELATING TO DEFINED TERMS

         Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Ships" therefrom in their entirety and substituting the following therefor:

         A. "SHIPS" means, collectively, King of the Red (U.S. Coast Guard Official Number D1061968), Empress (U.S. Coast Guard Official Number 984286), Empress II (U.S. Coast Guard Official Number 998517), Empress III (U.S. Coast Guard Official Number 1035754) and the barge located at the Horseshoe Casino and Hotel, Tunica, all together with

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any and all present and future engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all appurtenances thereto or belonging to such ship, whether now or hereafter acquired, and whether on board or not on board, together with any and all present and future additions, improvements and replacements therefore, made in or to such ship, or any part or parts thereof; and all accounts, earned hire, charter payments, freight, earnings, revenues, income and profits therefrom and additionally all log books, manuals, trip records, maintenance records, inspection records, seaworthiness certificates and other historical records or information relating to such ship.

         SECTION 2. COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

         A. CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

         C. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Company and are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         D. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         E. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.


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         SECTION 3. MISCELLANEOUS

         A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         (i) On and after the effective date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         C. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         D. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company and Requisite Lenders and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                           HORSESHOE GAMING HOLDING CORP.


                                           By:
                                                --------------------------------
                                           Name:
                                           Title:


                                           DLJ CAPITAL FUNDING, INC.,
                                           INDIVIDUALLY AND AS SYNDICATION AGENT


                                           By:
                                                --------------------------------
                                           Name:
                                           Title:


                                           CANADIAN IMPERIAL BANK OF COMMERCE,
                                           INDIVIDUALLY AND AS ADMINISTRATIVE
                                           AGENT


                                           By:
                                                --------------------------------
                                           Name:
                                           Title:


                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, INDIVIDUALLY AND AS
                                           DOCUMENTATION AGENT


                                           By:
                                                --------------------------------
                                           Name:
                                           Title:



                                           -------------------------------------

                                           ------------------------------------,
                                           AS A LENDER


                                           By:
                                                --------------------------------
                                           Name:
                                           Title:


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